UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2011

PARAMOUNT GOLD AND SILVER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada
89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 11, 2011, Rudi Fronk announced to Paramount Gold and Silver Corp. that he would not stand for reelection to the Board of Directors for personal reasons. Mr. Fronk served on the nominating, corporate governance and compensation committees.

Item 5.07. Submission of Matters to a Vote of Security Holders

Paramount Gold and Silver Corp. (the “Company”) held its annual shareholder meeting on December 2, 2011. Of the 136,787,012 shares outstanding and entitled to vote at the meeting, 94,190,808 shares or 68.85% were voted.

At the annual shareholder meeting, the shareholders of the Company were asked to consider and vote on five proposals. The election results for each proposal were as follows:

Proposal #1: Election results for the directors nominated at the meeting are as follows:

	Share Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Christopher Crupi	50,201,121	539,568	43,450,119
Michel Stinglhamber	47,937,683	2,803,006	43,450,119
John Carden	50,363,937	376,752	43,450,119
Robert Dinning	38,271,749	12,468,940	43,450,119
Christopher Reynolds	50,360,637	380,052	43,450,119
Eliseo Gonzalez-Urien	47,894,384	2,812,606	43,450,119
Shawn Kennedy	46,894,384	3,846,305	43,450,119

Proposal #2: Election results for the ratifications of the appointment of MNP LLP as our independent registered public accountants for the year ended June 30, 2012 are as follows:

For	Against	Abstain	Broker Non-Votes
93,336,042	452,807	401,959	0

Proposal #3: Election results for the ratification of the 2011/2012 Stock Incentive and Equity and Compensation Plan are as follows:

For	Against	Abstain	Broker Non-Votes
40,124,546	10,339,206	276,937	43,450,119

Proposal #4: Election results for the advisory vote on executive compensation are as follows:

For	Against	Abstain	Broker Non-Votes
48,804,096	1,620,178	316,415	43,450,119

Proposal #5: Election results for the frequency of the advisory vote on executive compensation area as follows:

1 Year	2 Years	3 Years	Abstain
47,645,752	576,873	2,264,726	253,338

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2012

Paramount Gold and Silver Corp.

By:	/s/Christopher Crupi
Christopher Crupi, CEO